EXHIBIT 99

                               EXHIBIT INDEX



Exhibit

4.5  Certificate of Amendment of the Restated Certificate of
     Incorporation

5.1  Opinion of James L. McCulloch, Vice President and General
     Counsel of the Company

15.1 Letter of Coopers & Lybrand, Independent Accountants, regarding Awareness of Incorporation by Reference

23.1 Consent of James L. McCulloch (included in Exhibit 5.1)

23.2 Consent of Coopers & Lybrand, Independent Accountants

23.3 Consent of Ryder Scott Company Petroleum Engineers

25.1 Power of Attorney pursuant to which amendments to the Registration Statement may be filed (included on the signature page contained in Part II of the Registration
     Statement)





          The following exhibits are incorporated by reference into the Registration Statement with which this set of Exhibits is filed, as stated at pages II-2 through II-5 of the Registration Statement. Descriptions of said exhibits are incorporated herein by this reference to Item 16 of the Registration Statement.

          4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 4.10,
          4.11, 4.12, 4.13, 4.14, 4.15,  4.16, 4.17,
          4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24,
          4.25, 4.26, 4.27, 4.28, 4.29  and 4.30

          The following exhibits will be filed by amendment, as stated at pages II-2 through II-5 of the Registration Statement.

                                    1.1